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                                                                    Exhibit 10.2

                              CONSULTING AGREEMENT
                              --------------------

     AGREEMENT made as of the 1st day of January, 2001, by and between HEARST-ARGYLE TELEVISION, INC. (hereinafter referred to as "Hearst-Argyle"), a Delaware corporation with offices at 888 Seventh Avenue, New York, New York 10106, and ARGYLE COMMUNICATIONS, INC. (hereinafter referred to as "Consultant"), a corporation with offices in San Antonio, Texas.

     WHEREAS, Bob Marbut is currently employed by Hearst-Argyle pursuant to the terms of that certain Agreement made as of the 12th day of August, 1997 (hereinafter referred to as the "Personal Service Contract");

     WHEREAS, Bob Marbut's Personal Service Contract will terminate on December 31, 2000;

     WHEREAS, Bob Marbut will be employed by Consultant commencing on January 1, 2001;

     WHEREAS, Consultant represents and warrants to Hearst-Argyle that it is authorized to provide the services of Bob Marbut ("Designated Employee"); and

     WHEREAS, Hearst-Argyle desires to retain the services of Consultant and its Designated Employee and Consultant desires such engagement;

     NOW, THEREFORE, in consideration of the mutual provisions herein contained, the parties agree as follows:

     FIRST: Hearst-Argyle hereby retains Consultant as an independent contractor for a period of two years commencing with the 1st day of January, 2001
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and terminating as of the close of business on the 31st day of December, 2002, to provide the following non-exclusive consulting services:

         (a) Designated Employee serving as non-executive Chairman of the Board of Directors of Hearst-Argyle;

         (b) at the request of Hearst-Argyle senior management and/or its Board of Directors, Designated Employee:

         (i) serving as a member of the Boards of Directors of companies in which Hearst-Argyle has an investment, such as Geocast, IBS and CFN;

         (ii) advising Hearst-Argyle senior management on strategic matters, industry matters and competitive/technology/regulatory developments related to the business of Hearst-Argyle;

         (iii)   participating in Hearst-Argyle strategic planning;

         (iv) accepting such other assignments by Hearst-Argyle senior management and/or its Board of Directors as may be deemed appropriately related to the business of Hearst-Argyle.

          SECOND: In providing the consulting services herein described, Consultant agrees to supply the services of up to one-third (1/3) of the time of the Designated Employee.

          THIRD: Hearst-Argyle agrees to pay to Consultant and it agrees to accept from Hearst-Argyle as complete remuneration for its consulting services

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hereunder the sum of Three Hundred Fifty Thousand Dollars ($350,000) per annum paid in equal amounts monthly upon the condition that Consultant fully and faithfully performs the services required of it by Hearst-Argyle hereunder in respect of the period commencing with the 1st day of January, 2001 and extending to and terminating on the 31st day of December, 2002. The parties agree to review Consultant's remuneration at the end of the first year of this Agreement.

          Consultant's entitlement to said fees shall cease upon the termination of this Agreement pursuant to its terms, except in respect of any unpaid fees earned prior to the termination of this Agreement.

          FOURTH: Consultant understands that Hearst-Argyle is engaged in a variety of highly competitive business operations, as to which it will gain knowledge by reason of its activities hereunder. As a result, Consultant agrees that, during the term hereof, except as may be permitted by Hearst-Argyle, neither Consultant nor any of its shareholders, directors, officers, employees or agents shall render consulting services to any person, firm or corporation whose business activities materially compete with those of Hearst-Argyle or of any firm, association or corporation which is a subsidiary, unit or affiliate of Hearst-Argyle or in which Hearst-Argyle holds an interest. Should there be a violation or attempted or threatened violation of this provision, Hearst-Argyle may apply for and obtain an injunction to restrain such violation or attempted or threatened violation, to which injunction Hearst-Argyle shall be entitled as a matter of right, Consultant conceding that the services contemplated

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by this Agreement are special, unique and extraordinary, the loss of which cannot reasonably or adequately be compensated in damages in an action at law. Such injunctive relief shall be in addition to such other rights and remedies as Hearst-Argyle may have against Consultant or any of its shareholders, directors, officers, employees or agents arising from any breach of this provision.

          FIFTH: It is further mutually understood and agreed that during the period of, and after the expiration of, this Agreement, Consultant and its shareholders, directors, officers, employees and agents will not use, divulge, sell or deliver to or for any other person, firm or corporation other than Hearst-Argyle or a successor to, or an affiliate or subsidiary of, Hearst-Argyle (hereinafter in this paragraph collectively referred to as "HEARST-ARGYLE") any confidential information and material (statistical or otherwise) relating to HEARST-ARGYLE's business, including, but not limited to, confidential information and material concerning marketing plans, business plans, customers, employees, literary property and rights appertaining thereto, copyrights, trade names, trademarks, financial information, methods and processes incident to broadcasting, and any other secret or confidential information. Upon the expiration of this Agreement, Consultant will surrender, and will cause to be surrendered, to HEARST-ARGYLE all lists, books and records of or in connection with HEARST-ARGYLE's business and all other property belonging to HEARST-ARGYLE. Should there be a violation or attempted or threatened violation by Consultant or by any of its shareholders, directors, officers, employees or agents,

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of any of the provisions contained in this Paragraph FIFTH, HEARST-ARGYLE shall be entitled to the same rights and relief by way of injunction and other remedies as are provided for under Paragraph FOURTH hereof.

          In order to maintain the confidentiality of the above-described information and material, and as an express condition of this Agreement, Consultant agrees that prior to the disclosure of any of such information and material to any of its shareholders, directors, officers, employees or agents, it will deliver or cause to be delivered to Hearst-Argyle a statement in writing executed by such shareholders, directors, officers, employees or agents, as the case may be, acknowledging that each of such persons has read the provisions contained in this Paragraph FIFTH and agrees to be bound by, and to adhere to, such provisions.

          SIXTH: Hearst-Argyle shall pay or reimburse Consultant for all reasonable expenses, previously approved as to type and approximate amount by Hearst-Argyle, incurred by Consultant in the performance of consulting services hereunder, upon presentation by Consultant from time to time of a statement of such expenses.

          SEVENTH:    This Agreement may be terminated by Hearst-Argyle (a) by
reason of a Disability to Designated Employee, as hereinafter defined, (b) for Cause, as hereinafter defined, or (c) Without Cause, as hereinafter defined, all upon payment of the sums hereinafter set forth. In the event of Designated Employee's death, this Agreement shall terminate and all rights and obligations of this Agreement shall cease except as otherwise herein provided.

          In the event this Agreement is terminated due to Designated Employee's death, Consultant or its legal representative or estate, as the case may be, shall be

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entitled to receive any compensation to which Consultant was entitled, but which
Consultant had not yet received, at the time of Designated Employee's death.

          (a) For purposes of this Paragraph SEVENTH, Disability shall mean that for a period of one hundred eighty (180) consecutive days, Designated Employee is unable to fulfill his duties and responsibilities under this Agreement because of physical or mental incapacity. If, as a result of a Disability, Designated Employee shall have been unable to fulfill his duties and responsibilities, and within thirty (30) days after written Notice of Termination, as hereinafter defined, is given, Designated Employee shall not have returned to the performance of his duties hereunder, Hearst-Argyle may
terminate this Agreement.   In the event of a termination due to Disability,
Consultant shall be entitled to receive compensation through the Date of Termination, as hereinafter defined.

          (b) This Agreement may be terminated for "Cause" by Hearst-Argyle.
For purposes of this Agreement, "Cause" shall mean (i) conviction of a felony;
(ii) willful gross neglect or willful gross misconduct in the performance of Consultant's duties hereunder; (iii) willful failure to comply with applicable laws with respect to the conduct of Hearst-Argyle's business, resulting in material economic harm to Hearst-Argyle; (iv) theft, fraud or embezzlement, resulting in substantial gain or personal enrichment, directly or indirectly, to Consultant at Hearst-Argyle's expense; (v) inability to perform the duties and responsibilities of this Agreement as a result of addiction to alcohol or drugs, other than drugs legally prescribed or administered by a duly

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licensed physician; or (vi) continued willful failure to comply with the reasonable requests of senior management or the Board of Directors.

          A termination for Cause will be deemed to have occurred as of the date when there shall have been delivered to Consultant a finding that, in the good faith opinion of senior management, Consultant's conduct met the definition of termination for Cause set forth above.

          In the event of a termination for Cause, Consultant shall be entitled to receive compensation through the Date of Termination, as hereinafter defined.

          (c) A termination "Without Cause" shall mean a termination of this Agreement by Hearst-Argyle other than due to Designated Employee's death or Disability or for Cause.

          In the event of a termination Without Cause, Consultant shall be entitled to receive, in a lump sum payment at the time of such termination, an amount equal to Consultant's fees as provided in Paragraph THIRD, as if this Agreement had remained in effect for the shorter of the duration of the term of this Agreement or one year (the "Payment Period"). In the event this Agreement is terminated Without Cause, Consultant shall have no duty to mitigate damages. Notwithstanding the above, Hearst-Argyle's obligation to pay the amounts referenced hereinabove shall be conditioned on Consultant's signing a general release in form satisfactory to Hearst-Argyle.

          "Notice of Termination," whether by Hearst-Argyle or by Consultant, shall be a written communication directed to the other party as provided in Paragraph

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THIRTEENTH.

          "Date of Termination" shall mean (i) if this Agreement is terminated by death, the date of Designated Employee's death, (ii) if terminated due to Disability, thirty (30) days after Notice of Termination is given (provided that Designated Employee shall not have returned to the performance of his duties during such thirty (30) day period), or (iii) if terminated by Hearst-Argyle Without Cause, the date specified in the Notice of Termination, which date shall be not less than five (5) nor more than thirty (30) days from the date Notice of Termination was given.

          In the event that Hearst-Argyle is purchased, merged or otherwise combined with another entity or entities, which combination results in a change of at least Fifty Percent (50%) of the Board of Directors of Hearst-Argyle, or in the event that Hearst-Argyle goes private, and that as a result, Designated Employee is removed as non-executive Chairman of the Board of Directors of Hearst-Argyle, this Agreement shall terminate and Consultant shall receive any fees left unpaid under paragraph THIRD hereof.

          EIGHTH: In rendering the consulting services herein provided, it is understood that Consultant (including, but not limited to its employees) shall be an independent contractor and shall not be eligible or entitled to participate in any benefit plan or program available to Hearst-Argyle's employees.

          NINTH:    Hearst-Argyle and Consultant acknowledge that the terms of this Agreement are confidential and, among other things, constitute trade secrets, the disclosure of which likely would inure to the material detriment of Hearst-Argyle's business operations. Except as required by securities laws, FCC regulations, other

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regulatory requirements, or court order, Hearst-Argyle and Consultant agree not to disclose any of the terms of this Agreement to any other person or persons, provided, however, that Consultant may make a limited disclosure to his legal or financial advisors on condition that each such person to whom disclosure is made agrees to maintain the confidentiality of such information and to refrain from making further disclosure.

          TENTH:    Consultant covenants and agrees that during the term hereof, regardless of the reason therefor, Consultant shall not solicit, induce, aid or suggest to (i) any employee, (ii) any independent contractor or other service provider, or (iii) any customer, agency or advertiser of Hearst-Argyle to leave such employ, to terminate such relationship or to cease doing business with Hearst-Argyle. Consultant acknowledges that the terms of this paragraph are reasonable and enforceable and that should there be a violation or attempted or threatened violation by Consultant of any of the provisions contained in this Paragraph TENTH, Hearst-Argyle shall be entitled to the same rights and relief by way of injunction as are provided for under Paragraph FOURTH hereof. In the event that this non-solicitation covenant shall be deemed by any court of competent jurisdiction, in any proceedings in which Hearst-Argyle shall be a party, to be unenforceable because of its duration, scope, or area, it shall be deemed to be and shall be amended to conform to the scope, period of time and geographical area which would permit it to be enforced.

          ELEVENTH:    (a) Consultant agrees that neither this Agreement nor any

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of its rights or interests hereunder may be assigned, transferred, pledged, hypothecated or otherwise disposed of. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Agreement or any of such rights or interest contrary to the foregoing provisions, or the levy of any execution, attachment or similar process thereon, shall be null and void and without effect.

          (b) Consultant hereby represents, warrants and agrees that no impediment, contractual or otherwise, exists which limits or precludes Consultant from entering into this Agreement and rendering full performance in accordance with the terms and conditions herein provided.

          TWELFTH: This Agreement, which may be executed in counterpart, each of which shall be deemed to be an original but all of which collectively shall be deemed to be one and the same instrument, constitutes and embodies the full and complete understanding and agreement of the parties with respect to the rendition of consulting services by Consultant hereunder, supersedes all prior understandings and agreements, oral or written, with respect to such services and cannot be changed, amended, or modified, nor may any condition or provision hereof be waived, altered or discharged, except by the written agreement of both Hearst-Argyle and Consultant.

          THIRTEENTH: All notices hereunder or in connection herewith shall be sent by certified mail, return receipt requested, and shall be addressed to the respective parties as follows:

          To Hearst-Argyle:  Hearst-Argyle Television, Inc.
                             Attn:  General Counsel

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                             888 Seventh Avenue, 27th Floor
                             New York, NY  10106

          To Consultant:     Argyle Communications, Inc.
                             Attn:  Bob Marbut
                             200 Concord Plaza
                             Suite 700
                             San Antonio, TX  78216

or to such other address as the respective parties may designate by giving notice to the other party in writing as herein provided. Any such notice shall be deemed to have been given on the date of mailing.

          FOURTEENTH: No waiver by either party hereto of any failure by the other party to keep or perform any covenant or condition of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same, or any other covenant or condition.

          FIFTEENTH: Hearst-Argyle represents and warrants that it is a corporation validly existing under the laws of the State of Delaware, that it is free to enter into this Agreement and that this Agreement is a binding obligation of Hearst-Argyle enforceable in accordance with its terms.

          Consultant represents and warrants that it is a corporation validly existing under the laws of the State of Texas, that it is free to enter into this Agreement and that this Agreement is a binding obligation of Consultant enforceable in accordance with its terms.

          SIXTEENTH:    This Agreement (a) shall be construed, performed and
enforced in accordance with the laws of the State of New York applicable

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to contracts entered into within the State of New York, without regard to New
York's conflicts or choice of law rules, and (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except as otherwise herein provided.

          SEVENTEENTH:    Except for matters covered by Paragraphs FOURTH, FIFTH
and TENTH hereof, Hearst-Argyle and Consultant agree that any claim which either party may have against the other under local, state or federal law arising out of an alleged breach of this Agreement or the terms and conditions thereof, will be submitted to mediation and, if mediation is unsuccessful, to final and binding arbitration in accordance with the rules of the American Arbitration Association. During the pendency of any claim, Hearst-Argyle and Consultant agree to make no statement orally or in writing regarding the existence of the claim or the facts forming the basis of such claim, or any statement orally or in writing which could impair or disparage the personal or business reputation
of Hearst-Argyle or Consultant.    IN WITNESS WHEREOF, Hearst-Argyle and
Consultant have caused this Agreement to be executed, in triplicate, in their respective corporate names by their respective duly authorized officers.

                                HEARST-ARGYLE TELEVISION, INC.



                                By /s/ David J. Barrett
                                   -------------------------
                                       President and
                                       Co-Chief Executive Officer


                                ARGYLE COMMUNICATIONS, INC.



                                By /s/ Bob Marbut
                                   -------------------------
                                       President

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